Exhibit  10.106a
                                                                   Tiffany & Co.
                                       Report on Form 8-K Dated February 2, 2009



                                 AMENDMENT NO. 1
                                     TO THE
                               TIFFANY AND COMPANY
                              AMENDED AND RESTATED
                             EXECUTIVE DEFERRAL PLAN

     The Tiffany and Company Amended and Restated Executive Deferral Plan as previously amended (the "Plan") is hereby further amended as follows effective January 1, 2006:

     1. The following language is hereby inserted as the fifth (5th) paragraph of the Plan:

     WHEREAS, effective January 1, 2006, Tiffany and Company and its parent corporation further amended such plan to change the Enrollment Period to the months of January through June each year, and to update such plan to reflect current operational practices.

     2. In Article I, the definition for "Deferral Agreement" is hereby deleted in its entirety and replaced with the following:

     "Deferral Agreement" means a written or electronic agreement between a Participant and the Employer, whereby a Participant agrees to defer a portion of his Compensation and the Employer agrees to provide benefits pursuant to the provisions of this Plan.

     3. In Article I, the definition for "Determination Date" is hereby deleted in its entirety and replaced with the following:

     "Determination Date" shall mean the last business day of every month, for each Participant, his date of death, Retirement, or other termination of employment with Employer and, with respect to Independent Directors only, termination of service as a Director.

     4. In Article I, the definition for "Enrollment Period" is hereby deleted in its entirety and replaced with the following:

     "Enrollment Period" means, with respect to any Plan Year, the months of January through June in the year preceding such Plan Year. The Enrollment Period may be extended through July in the year preceding such Plan Year, upon an Eligible Employee's request and at the Administrator's discretion. With respect to a person who becomes an Eligible Employee during the course of a Plan Year, in respect of such Plan Year the Enrollment Period means the thirty day period following the date he becomes an Eligible Employee.

     5. In Article III, the last sentence of paragraph 3.1 is hereby deleted in its entirety and replaced with the following:

     Subject to the rules set forth in Section 3.2 below, each Eligible Employee shall file a Deferral Agreement with the Administrator or his appointee during the applicable Enrollment Period for each Plan Year.

     6. In Article III, paragraph 3.2 is hereby deleted in its entirety and replaced with the following:

     Throughout any one Plan Year, a Participant may defer all or any portion of his Compensation, except that a Participant may not defer: less than $2,000 in any Plan Year ending on or before December 31, 2002 or less than $1,000 in any other Plan Year (except Plan Years in which the Participant elects not to defer any portion of his Compensation); more than 50% of Base Compensation in any Plan Year; more than 90% of Bonus Compensation payable in any Plan Year ending after December 31, 2002; or, for a person who becomes an Eligible Employee during the course of a Plan Year, any portion of Base Compensation or Bonus Compensation applicable to services performed prior to the Eligible Employee's date of election in that Plan Year.

     7. In Article IV, the last sentence of paragraph 4.6 is hereby deleted in its entirety and replaced with the following:

     A Participant may change his investment selection at any time throughout the course of each Plan Year. Notwithstanding the foregoing sentence, the Administrator retains the discretion to restrict the quantity of investment changes made by a Participant in a Plan Year, should that Participant's investment changes indicate market timing or other abuse.

     IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of July, 2006.

                                       /s/ Patrick B. Dorsey
                                       ----------------------------
                                       Patrick B. Dorsey
                                       Senior Vice President and General Counsel
                                       Tiffany and Company

                                 AMENDMENT NO. 2
                                     TO THE
                               TIFFANY AND COMPANY
                              AMENDED AND RESTATED
                             EXECUTIVE DEFERRAL PLAN

     The Tiffany and Company Amended and Restated Executive Deferral Plan as previously amended (the "Plan") is hereby further amended as follows effective December 31, 2008:

     1. The following language is hereby inserted as the sixth (6th) paragraph of the Plan:

     WHEREAS, effective December 31, 2008, Tiffany and Company further amended such plan to change the definition of Termination of Service to ensure compliance with Section 409A of the Code.

     2. In Article I, the definition for "Termination of Service" is hereby deleted in its entirety and replaced with the following:

"Termination of Service" means, with respect to Participant, a termination of services provided by the Participant to the Employer, whether voluntarily or involuntarily, as determined by the Committee in accordance with Section 409A of the Code and Section 1.409A-1(h) of the Regulations. In determining whether a Participant has experienced a Termination of Service, the following provisions shall apply:

          (i) Termination of Service shall occur when the Participant has experienced a termination of employment with the Employer. A Participant shall be considered to have experienced a termination of employment for this purpose when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (A) no further services will be performed by the Participant for the Employer after the applicable date, or
               (B) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by the Participant (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

          (ii) If the Participant is on military leave, sick leave, or other bona fide leave of absence, other than a disability leave, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.


     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of December, 2008.

                                       /s/ Patrick B. Dorsey
                                       ----------------------------
                                       Patrick B. Dorsey
                                       Senior Vice President and General Counsel
                                       Tiffany and Company